Exhibit 99(a)(3)

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

of

POMONA INVESTMENT FUND

a Delaware Statutory Trust

Principal Place of Business:

780 Third Avenue, 46th Floor

New York, NY 10017

This AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the trustees named hereunder (the “Trustees”) for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth.

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, the parties hereto intend that the trust created by this Declaration of Trust and the Certificate of Trust filed with the Secretary of State of the State of Delaware on August 12, 2014, shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration of Trust shall constitute the governing instrument of such statutory trust.

NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all cash, securities and other assets which the trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the holders of shares in this trust.

ARTICLE I

Name and Definitions

Section 1.1.  Name This trust shall be known as “Pomona Investment Fund” (the “Fund”) and the Trustees shall conduct the business of the Fund under that name or any other name as they may from time to time determine.

Section 1.2.  Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

(a) The term “1934 Act” shall have the meaning ascribed in Article VIII, Section 1(b) hereof;

(b) The “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder;

(c) The term “Act” shall have the meaning ascribed in Article IX, Section 9.6 hereof;

(d) The term “Affiliate” shall have the meaning given it in Rule 12b-2 of the Securities Exchange Act of 1934 (“Exchange Act”);

(e) The term “Associate” shall have the meaning given it in Rule 12b-2 of the Securities Exchange Act;

(f) “Bylaws” shall mean the bylaws of the Fund, as amended from time to time;

(g) “Class” or “Class of Shares” refers to the division of Shares into two or more classes;

(h) The term “Class A Shares” shall have the meaning ascribed in Article III, Section 3.1 hereof;

(i) The term “Class I Shares” shall have the meaning ascribed in Article III, Section 3.1 hereof;

(j) The term “Commission” shall have the meaning given it in Section 2(a)(7) of the 1940 Act;

(k) The term “Compulsorily Repurchased Shareholder” shall have the meaning ascribed in Article VIII, Section 8.1(f)(ii) hereof;

(l) The term “Compulsory Repurchase Instrument” shall have the meaning ascribed in Article VIII, Section 8.1(f)(iii) hereof;

(m) The term “Compulsory Repurchase Instrument Payee” shall have the meaning ascribed in Article VIII, Section 8.1(f)(v) hereof;

(n) The term “Compulsory Repurchase Valuation Date” shall have the meaning ascribed in Article VIII, Section 8.1(f)(i) hereof;

(o) “Declaration” or “Declaration of Trust” shall mean this declaration of trust;

(p) The term “Disabling Conduct” shall have the meaning ascribed in Article 7, Section 7.4 hereof;

(q) The term “disinterested, non-party Trustee” shall have the meaning ascribed in Article 7, Section 7.4 hereof;

(r) The term “Fund” refers to the Delaware statutory trust established by this Declaration of Trust;

(s) The term “Fund Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Fund;

(t) “Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Prospectus or contained in any current Registration Statement on Form N-2 of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act;

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(u) The term “Indemnified Person” shall have the meaning ascribed in Article 7, Section 7.4 hereof;

(v) The term “Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act and the rules thereunder;

(w) “Investment Manager” or “Manager” means a party furnishing services to the Fund pursuant to any contract described in the first paragraph of Section 4.9;

(x) “Notice Date Period” means the period of time, as specified in any tender offer made by the Fund, by which Shareholders choosing to tender Shares for repurchase must notify the Fund of their intent;

(y) The term “Payee” shall have the meaning ascribed in Article VIII, Section 8.1(e)(iv) hereof;

(z) The term “Payment” shall have the meaning ascribed in Article VIII, Section 8.1(e)(iii) hereof;

(aa) The term “Preferred Shares” shall have the meaning ascribed in Article III, Section 3.1hereof;

(bb) The term “Promissory Note” shall have the meaning ascribed in Article VIII, Section 8.1(e)(ii) hereof;

(cc) “Person” means and includes individuals, corporations, partnerships, limited liability companies, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(dd) “Principal Shareholder” means any corporation, person or other entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of any Class or Series of the Shares and shall include any Affiliate or Associate of a Principal Shareholder or any Person managed, advised, or administered by a Principal Shareholder or an Affiliate or Associate thereof;

(ee) The term “Principal Underwriter” shall have the meaning given it in Section 2(a)(29) of the 1940 Act;

(ff) “Repurchase Instrument” shall have the meaning ascribed in Article VIII, Section 2(e)(ii) hereof;

(gg) The term “Repurchase Instrument Transfer” shall have the meaning ascribed in Article VIII, Section 8.1(a) hereof;

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(hh) “Repurchase Valuation Date” means the date as of which the value of the Shares to be repurchased is determined by the Trust;

(ii) The term “Securities Act” shall have the meaning ascribed in Article VIII, Section 8.1(b) hereof;

(jj) “Series” or “Series of Shares” refers to the division of Shares representing any Class into two or more series;

(kk) “Shareholder” means a record owner of outstanding Shares;

(ll) “Shares” means the shares of beneficial interest into which the beneficial interest in the assets of the Fund shall be divided from time to time and includes fractions of Shares as well as whole Shares;

(mm) “Transfer Decision Person” shall have the meaning ascribed in Article VIII, Section 8.1(a) hereof; and

(nn) “Trustees” refers to the persons who have signed this Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as Trustees hereunder.

ARTICLE II

Purpose of Fund

The purpose of the Fund is to conduct, operate and carry on the business of a management investment company, including, but not limited to, a management investment company registered under the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Fund to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a closed-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Fund shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

ARTICLE III

Shares

Section 3.1.  Division of Beneficial Interest.  The beneficial interest in the Fund shall at all times be divided into an unlimited number of Shares.  The Shares of the Fund shall initially be divided into two classes consisting of Class A common shares (“Class A Shares”) and Class I common shares (“Class I Shares”) with such par value as may be authorized from time to time by the Trustees in their sole discretion without Shareholder approval.  Any different Classes or Series

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shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Trustees without Shareholder approval. The Trustees may create a class of preferred shares (“Preferred Shares”) which may be divided into one or more series of Preferred Shares and with such par value as may be authorized from time to time by the Trustees in their sole discretion without Shareholder approval.

Subject to the provisions of Section 3.6, each Share shall have voting rights as provided in Article V hereof, and Shareholders shall be entitled to receive dividends, when, if and as declared with respect thereto in the manner provided in Section 7.1 hereof.  No Shares shall have any priority or preference over any other Share of the same Class or Series with respect to dividends or distributions, including distributions upon termination of the Fund made pursuant to Section 9.2 hereof.  All dividends and distributions shall be made ratably among all Shareholders of a particular Class or Series from the assets held with respect to such Class or Series according to the number of Shares of such Class or Series held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination.  Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund.  The Trustees may from time to time in their sole discretion and without the need for Shareholder approval divide or combine the Shares of any particular Class or Series into a greater or lesser number of Shares and increase or decrease the par value of the Shares of any Class or Series, provided that such action does not materially change the proportionate beneficial interest of the Shares of that Class or Series in the assets held by the Fund with respect to that Class or Series or materially affect the rights of Shares of any other Class or Series.

Section 3.2.  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Fund or a transfer or similar agent for the Fund, which books shall be maintained separately for the Shares of each Class and, if appropriate, each Series.  No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time.  The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Class or Series and similar matters.  The record books of the Fund as kept by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Class or Series and as to the number of Shares of each Class or Series held from time to time by each Shareholder.

Section 3.3.  Investments in the Fund.  Investments may be accepted by the Fund from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.  The Trustees may, in their sole discretion, impose a sales charge upon investments in the Fund.

Section 3.4.  Status of Shares and Limitation of Personal Liability.  Shares shall be deemed to be personal property giving only the rights provided in this instrument.  Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.  The death of a Shareholder during the existence of the Fund shall not operate to terminate the Fund, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Fund or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Fund.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or

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any part of the Fund Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.  Shareholders shall have no right to call for any partition or division of any property, profits, rights or interests of the Fund nor can they be called upon to share or assume any losses of the Fund or suffer an assessment of any kind by virtue of their ownership of Shares.  The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

Shareholders shall have the same limitations of personal liability as is extended to shareholders of a private corporation organized for profit incorporated in the State of Delaware.  Neither the Fund nor the Trustees, nor any officer, employee or agent of the Fund, shall have any power to bind personally any Shareholders nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.  The Shares of the Fund, when issued, shall be fully paid and non-assessable by the Fund.

Section 3.5.  Power of Board of Trustees to Change Provisions Relating to Shares.  Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust or any resolution of the Trustees establishing the terms of any Class or Series, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust or any resolution of the Trustees, allocate or reallocate assets, liabilities or expenses attributable to a Class or Series, change the designation of any Class or Series hereby or hereafter created or otherwise change the special or relative rights of any Class or Series, provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not otherwise required by the 1940 Act or other applicable law or by the terms of any resolution of the Trustees, contract or document establishing the terms of any Class or Series of Shares.

Subject to the foregoing paragraph, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs (a) through (d) of Section 3.6 hereof.

Section 3.6.  Establishment and Designation of Classes.  As contemplated by Section 3.1, the variations in the relative rights and preferences as between any Classes of Common Shares and any potential Preferred Shares shall be fixed and determined by the Trustees; provided, that all Common Shares or Preferred Shares of the Fund or of any Series shall be identical to all other Common Shares or Preferred Shares of the Fund or of the same Series, as the case may be, except that, to the extent permitted by the 1940 Act, there may be variations between different Classes as to allocation of expenses, rights of redemption, special and relative rights and preferences as to dividends and distributions and on liquidation, conversion rights, and conditions under which the several Classes shall have separate voting rights.  Any Class of Preferred Shares shall have such rights and preferences and priorities over the Common Shares as may be established by the terms thereof.

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The following provisions shall be applicable to any division of Shares of the Fund into one or more Classes or Series:

(a) All provisions herein relating to the Shares, or any Class or Series of Shares of the Fund, including Common and Preferred Shares, shall apply equally to each Class of Shares of the Fund or of any Series of the Fund, except as the context requires otherwise.

(b)  The number of Shares of each Class that may be issued shall be unlimited.  The Trustees may classify or reclassify any Shares or any Class of any Shares into one or more other Classes that may be established and designated from time to time.  The Fund may purchase and hold Shares as treasury shares, reissue such treasury shares for such consideration and on such terms as the Trustees may determine, or cancel any Shares of any Class acquired by the Fund at the Trustees’ discretion from time to time.

(c) Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class or Series within the Class may be charged to and borne solely by such Class or Series, and the bearing of expenses solely by a Class of Shares or Series may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes or Series.  Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees in their reasonable judgment shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

(d)  The establishment and designation of any Class or Series of Shares shall be effective upon resolution by a majority of the Trustees, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such Class or Series.  Each such resolution shall be incorporated herein by reference upon adoption.  The Trustees may, by resolution of a majority of the Trustees, abolish any Class or Series and the establishment and designation thereof.

Section 3.7.   Indemnification of Shareholders.  No personal liability for any debt or obligation of the Fund shall attach to any Shareholder or former Shareholder of the Fund solely by reason of such person’s status as a Shareholder or former Shareholder. In case any Shareholder or former Shareholder of the Fund shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions, or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Fund to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Fund arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder’s ownership of any Share or for losses suffered by reason of any changes in value of any Fund assets.  The Fund shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder or former Shareholder, solely by reason of such person’s status as a Shareholder or former Shareholder, for any act or obligation of the Fund and satisfy any judgment thereon.

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Section 3.8.  Establishment and Designation of Other Securities.  The Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act, authorize and issue such other securities of the Fund as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities.

ARTICLE IV

The Board of Trustees

Section 4.1.  Number and Qualification.  Prior to a public offering of Shares there may be a sole Trustee.  After organization of the Fund, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office or by resolution of the Board of Trustees, provided that the number of Trustees shall be no less than three or more than ten.  No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term.  An individual nominated as a Trustee shall be at least 21 years of age at the time of nomination and not under legal disability.  Trustees need not own Shares and may succeed themselves in office.

Section 4.2.  Term and Election.  Each Trustee shall serve during the lifetime of the Fund until he or she (a) dies, (b) resigns, (c) has reached the mandatory retirement age, if any, as set by the Trustees, (d) is declared incompetent by a court of appropriate jurisdiction, or (e) is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Subject to the provisions of the 1940 Act, the Trustees at any time may elect Trustees to fill vacancies in the number of Trustees. Each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified.

Section 4.3.  Resignation and Removal.  Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the other Trustees, the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.  Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 4.1 hereof) (a) with or without cause at any meeting of Shareholders by a vote of two-thirds of the Outstanding Shares of the Fund, or (b) with or without cause at any time by written instrument signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective.  Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require, if any, for the purpose of conveying to the Fund or the remaining Trustees any Fund Property held in the name of such resigning or removed Trustee.  Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require, if any, as provided in the preceding sentence. Except to the extent expressly provided in a written agreement with the Fund, no Trustee resigning and no Trustee removed shall have any right to any compensation for

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any period following the effective date of his resignation or removal, or any right to damages on account of a removal.

Section 4.4.  Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 4.1 hereof; provided, further, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series.  Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office.  No vacancy shall operate to annul this Declaration, to terminate the Fund, or to revoke any existing agency created pursuant to the terms of this Declaration.  Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Fund or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.  Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.  As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Fund or by a majority of the Trustees.  In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Fund’s Investment Manager is empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

Section 4.5.  Meetings.  Meetings of the Trustees shall be held from time to time upon the call of the Chairperson, if any, or the President, any Vice President, any two Trustees, or as otherwise provided in the Bylaws.  Regular meetings of the Trustees may be held without call or notice at a time and place as provided in the Bylaws or by resolution of the Trustees.  Notice of any other meeting shall be given as provided in the Bylaws.  The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened.  Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees.  Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum

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being present) or without a meeting by written consent of all of the Trustees. Such written consents may be authorized in writing or by electronic transmission and the written consents should be filed in paper or electronic form with the records of the Trustees’ meetings. Such consents shall be treated as a vote for all purposes.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting.  Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present or without a meeting by written consent of all of the members. Such written consents may be authorized in writing or by electronic transmission and the written consents should be filed in paper or electronic form with the records of the Trustees’ meetings. Such consents shall be treated as a vote for all purposes.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment as provided in the Bylaws.

Section 4.6.  Powers.  Subject to the provisions of this Declaration of Trust, the business of the Fund shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Fund.  Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders.  The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the administration of the Fund.  Without limiting the foregoing, the Trustees may: adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Fund and may amend and repeal them; fill vacancies in the Board of Trustees or, subject to the provisions of Section 4.3, remove from their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine, including without implied limitation an Executive Committee which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the powers and authority of the Trustees as the Trustees may determine; employ one or more custodians of the assets of the Fund and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Fund directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders from the assets of the Fund; establish from time to time in accordance with Sections 3.5 and 3.6 any Class or Series

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of Shares; and in general delegate such authority as they consider desirable to any officer of the Fund, to any committee of the Trustees and to any agent or employee of the Fund or to any such custodian, transfer or shareholder servicing agent, or Principal Underwriter.  Any determination as to what is in the interests of the Fund made by the Trustees in good faith shall be conclusive.  In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.  Unless otherwise specified or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

Without limiting the foregoing, the Fund shall have power and authority:

(a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of securities of every nature and kind, including, without limitation, all types of bonds, loans, notes, debentures, stocks, warrants, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, bankers’ acceptances, structured notes, credit linked notes, credit default swaps, interest rate and currency swaps, futures and forwards, synthetic securities, derivatives and other securities and financial instruments of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality or supra-national organization, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” and “delayed delivery” contracts for any such securities, as well as commodities and other types of assets, and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(b) To sell, offer, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Fund, subject to any requirements of the 1940 Act;

(c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

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(e) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize a custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies with respect to each such security or property or any rules or regulations applicable thereto;

(f) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Fund;

(g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees or an officer of the Fund shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees or an officer of the Fund shall deem proper;

(h) To prosecute, compromise, arbitrate or otherwise adjust claims in favor of or against the Fund or any matter in controversy, including but not limited to claims for taxes;

(i) To enter into joint ventures, general or limited partnerships and any other combinations or associations or cause the Fund to form a subsidiary corporation, trust or other entity;

(j) To borrow funds or other property in the name of the Fund exclusively for Fund purposes;

(k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(l) To purchase and pay for entirely out of Fund Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the Fund’s business, including, without limitation, insurance policies insuring the assets of the Fund or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Fund, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Fund would have the power to indemnify such Person against liability;

(m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including

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the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Fund;

(n) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations; and

(o) To engage in any other lawful act or activity which may be engaged in by a statutory trust organized under the Delaware Statutory Trust Act, 12 Del. C. § 38001 et seq, as amended from time to time.

The Fund shall not be limited to investing in obligations maturing before the possible termination of the Fund.  The Fund shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries.  To the fullest extent permitted by applicable law, the Fund shall not be required to obtain any court order to deal with any assets of the Fund or take any other action hereunder.

Section 4.7.  Payment of Expenses by the Fund.  The Trustees are authorized to pay or cause to be paid out of the principal or income of the Fund, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Classes or Series that may be established or designated pursuant to Section 3.5 or Section 3.6 hereof, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Fund, or in connection with the management thereof, including, without limitation, the Trustees’ compensation and such expenses and charges for the services of the Fund’s officers, employees, investment advisers, underwriters, auditors, counsel, custodians, transfer agents, shareholder servicing agents, administrators, or consultants or other service providers to the Trustees who are not Interested Persons of the Fund, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 4.8.  Ownership of Assets of the Fund.  No Shareholder shall be deemed to have a severable ownership in any individual asset of the Fund or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial ownership in the Fund.

Section 4.9.  Service Contracts.  Subject to such requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Fund with any Person; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for any Investment Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested and to make changes in the Fund’s investments, or such other activities as may specifically be delegated to such party.

The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal

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Underwriter for the Shares or other securities to be issued by the Fund.  Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws, and any such contract may contain such other terms as the Trustees may determine.

The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Fund.  Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws or stipulated by resolution of the Trustees. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Fund in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Exchange Act, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Fund.

The Trustees may also, at any time and from time to time, contract with any Person to provide such other services to the Fund as the Trustees may determine to be in the interests of the Fund.

The fact that:

(a) any of the Shareholders, Trustees, or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, Manager, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization, with which an advisory, management or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Fund, or that

(b) any corporation, trust, association or other organization with which an advisory, management or administration contract or Principal Underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trust(s), associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Fund from voting upon or executing the same, or create any liability or accountability to the Fund or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

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Section 4.10. Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Fund may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent.  The Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the Bylaws relating to the sale and redemption of such Shares.

ARTICLE V

Shareholders’ Voting Powers and Meetings

Section 5.1.  Voting Powers.  The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Sections 4.2 and 4.3 hereof, and (ii) with respect to such additional matters relating to the Fund as may be required by this Declaration of Trust, the Bylaws, the terms of any contract, document or resolution of the Trustees establishing the terms of any Class or Series of Shares, by applicable law, or any registration of the Fund with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable.  Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.  There shall be no cumulative voting in the election or removal of Trustees.  Shares may be voted in person or by proxy.  No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy.  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Fund receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

On any matter submitted to a vote of Shareholders, all Shares of the Fund then entitled to vote shall be voted as one class except (i) when required by the 1940 Act, and (ii) when the Trustees have determined that the matter either affects only the interest of one Class or one or more Series within a Class or affects such Class or Series adversely, then either Shareholders of such Class or Series shall be the only Class or Series entitled to vote thereon or they shall be entitled to vote separately as a Class or Series.  Consistent with the foregoing, holders of any Preferred Shares shall vote separately as a class (i) on the adoption of any plan of reorganization that would adversely affect the Preferred Shares, (ii) with respect to any action requiring a vote of security holders pursuant to Section 13(a) of the 1940 Act (iii) for the election of Trustees representing the holders of Preferred Shares as required by Section 18(a)(2) of the 1940 Act, and (iv) on any other matter as required by law or as provided by the Trustees.

Until Shares of a class or series are issued, the Trustees may exercise all rights of Shareholders of that class or series and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by the Shareholders with respect to that class or series.  Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

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Section 5.2.  Meetings.  Meetings of the Shareholders may be called by the Trustees or by the holders of a majority of each Class and Series of shares outstanding and entitled to vote, for the purpose of electing Trustees as provided in Section 4.2 hereof.  Meetings of the Shareholders may be called by the Trustees for any other purpose as may be prescribed by law, by this Declaration of Trust or by the Bylaws, or for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable.  A meeting of Shareholders may be held at any place designated by the Trustees within or without the State of Delaware on such day and at such time as the Trustees shall designate.  Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees in accordance with the Bylaws.

Section 5.3.  Quorum and Required Vote.  Except when a larger quorum is required by applicable law or by this Declaration of Trust, thirty-three and one-third percent (33-1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting.  When any one or more Classes or Series is to vote as a single class separate from any other Shares, thirty-three and one-third percent (33-1/3%) of the Shares of each such Class or Series entitled to vote shall constitute a quorum of that Class or Series at a Shareholders’ meeting.  Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned as provided in the Bylaws.  Except when a larger vote is required by any provisions of this Declaration of Trust or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a majority of the Shares voted shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or the holders of at least a majority of the Shares of that Series or Class then entitled to vote in an election of the Trustee with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned.

Section 5.4.  Action by Written Consent.  Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or applicable law) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Class or Series entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders.  Such written consents may be authorized in writing or by electronic transmission and the written consents should be filed in paper or electronic form with the records of the Trustees’ meetings. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5.5.  Record Dates.  For the purpose of determining the Shareholders of any Class or Series who are entitled to vote or act any meeting or any adjournment thereof or to give consent to any action without a meeting, the Trustees may from time to time fix a date, or direct an officer to fix a date, which shall be not more than one hundred and twenty (120) days nor fewer than ten (10) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series or Class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such

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record date shall have such right, notwithstanding any transfer of Shares on the books of the Fund after the record date.  For the purpose of determining the Shareholders of any Class or Series who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, or direct an officer to fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Class or Series having the right to receive such dividend or distribution.  Without fixing a record date, the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Class or Series for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution.  Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Classes or Series.

Section 5.6.  Additional Provisions.  The Bylaws may include further provisions for Shareholders’ meetings, votes, and related matters.

ARTICLE VI

Net Asset Value and Distributions

Section 6.1.  Determination of Net Asset Value, Net Income, and Distributions.  Subject to Section 3.6 hereof, the Trustees, in their sole discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted resolution or policy of the Trustees or the Fund or procedures adopted by the Trustees such bases and time for determining the per Share or net asset value of the Common Shares or net income attributable to the Common Shares, and the declaration and payment of dividends and distributions on the Shares of each Class and Series, as they may deem necessary or desirable. The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations.  The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Fund or to a custodian, depository or other agent appointed for such purpose.

ARTICLE VII

Compensation, Limitation of Liability of Trustees, Indemnification

Section 7.1.  Compensation.  The Trustees shall be entitled to reasonable compensation from the Fund, and they may fix the amount of such compensation.  However, the Fund will not compensate those Trustees who are otherwise compensated by the Investment Manager, or any sub-adviser under the terms of any contract between the Fund and the Investment Manager, or any sub-adviser, as applicable. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, custodial, brokerage, or other services and payment for the same by the Fund.

Section 7.2.  Limitation of Liability.  No personal liability for any debt or obligation of the Fund shall attach to any Trustee of the Fund.  Without limiting the foregoing, a Trustee shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Investment Manager, sub-adviser, Principal Underwriter or custodian of the Fund, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Fund out of

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its assets shall indemnify, defend and hold harmless each and every Trustee from and against any and all claims and demands whatsoever arising out of or related to each Trustee’s performance of his or her duties as a Trustee of the Fund; provided, however, that the Fund shall not indemnify a Trustee against liability caused by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Every note, bond, contract, instrument, certificate or undertaking, and every other act or thing whatsoever issued, executed or done by or on behalf of the Fund or the Trustees or any of them, in connection with the Fund shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or a Trustee, and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

All persons extending credit to, contracting with or having any claim against the Fund shall look only to the assets of the Fund for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Fund’s officers, or employees, whether past, present or future, shall be personally liable therefor.

Section 7.3.  Trustee’s Good Faith Action; Expert Advice; No Bond or Surety.  The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested.  A Trustee shall not be liable to the Fund or to any Shareholder, except solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not otherwise be liable for errors of judgment or mistakes of fact or law.  In performing their duties, the Trustees may rely on any information, advice, opinion, report or statement (including without limitation any financial statement or other financial data and any interpretation of the meaning and operation of the Fund’s governing documents), prepared or presented by an officer or employee of the Fund, or prepared or presented by a lawyer, certified public accountant or other person as a matter which a Trustee reasonably believes to be within the person’s professional or expert competence, and the Trustees shall be under no liability for any act or omission in accordance with any such information, advice, opinion, report or statement, or for failing to rely on or follow such information, advice, opinion, report or statement.  The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 7.4.  Indemnification.  The Fund shall indemnify each of its Trustees, and officers and persons who serve at the Fund’s request as directors, officers or trustees of another organization in which the Fund has any interest as a shareholder, creditor, or otherwise, and may indemnify any trustee, director or officer of a predecessor organization (each an “Indemnified Person”), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and expenses including reasonable accountants’ and counsel fees) reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding of any kind and nature whatsoever, whether brought in the right of the Fund or otherwise, and whether of a civil, criminal or administrative nature, before any court or administrative or legislative body, including any appeal therefrom, in which he or she may be involved as a party, potential party, non-party witness or otherwise or with which he may be threatened, while as an Indemnified Person or thereafter, by reason of being or having been such an Indemnified Person, except that no Indemnified Person shall be indemnified against any

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liability to the Fund or its Shareholders to which such Indemnified Person would otherwise be subject by reason of bad faith, willful misconduct, gross negligence or reckless disregard of his duties involved in the conduct of such Indemnified Person’s office (such willful misconduct, bad faith, gross negligence or reckless disregard being referred to herein as “Disabling Conduct”).  Expenses, including accountants’ and counsel fees or the fees of other experts or professionals so incurred by any such Indemnified Person (but excluding amounts paid in advance of the final disposition in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Fund or a Series in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay amounts so paid to the Fund if it is ultimately determined that indemnification of such expenses is not authorized under this Section 7.4 and either (i) such Indemnified Person provides security for such undertaking, (ii) the Fund is insured against losses arising by reason of such payment, or (iii) a majority of a quorum of disinterested, non-party Trustees, or independent legal counsel in a written opinion, determines, based on a review of readily available facts, that there is reason to believe that such Indemnified Person ultimately will be found entitled to indemnification.

Indemnification of an Indemnified Person pursuant to this Section 7.4 shall be made if (a) the court or body before whom the proceeding is brought determines, in a final decision on the merits, that such Indemnified Person was not liable by reason of Disabling Conduct or (b) in the absence of such a determination, a majority of a quorum of disinterested, non-party Trustees or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such Indemnified Person was not liable by reason of Disabling Conduct.

The right of indemnification provided by this Section 7.4 shall not be exclusive of or affect any other rights to which any such Indemnified Person may be entitled.  As used in this Section 7.4, “Indemnified Person” shall include such person’s heirs, executors and administrators, and a “disinterested, non-party Trustee” is a Trustee who is neither an Interested Person of the Fund nor a party to the proceeding in question.  The term “Interested Person” shall have the meaning given it in the 1940 Act.

The rights of indemnification herein provided may be insured against by policies maintained by the Fund, shall be severable, shall not affect any other rights to which any Indemnified Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.  Nothing contained herein shall affect any rights to indemnification to which Fund personnel other than Indemnified Persons may be entitled by contract or otherwise under law.

Section 7.5.  Insurance.  The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Fund assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Fund, whether or not the Fund would have the power to indemnify him or her against such liability under the provisions of this Article.

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Section 7.6.  Any repeal or modification of Sections 7.2, 7.3, 7.4, 7.5 or 7.6 shall not adversely affect any right or protection of a Trustee existing at the time of such repeal or modification with respect to indemnification or insurance for acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII

Transfers and Repurchases

Section 8.1.  Transfer of Shares.

(a) Except with the written consent of the Fund, which may be withheld in its sole discretion, a Shareholder may not Transfer any of its Shares or any attributes of its Shares in whole or in part to any Person, except for a Transfer that is effected solely by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder, and any such permitted transferee shall become automatically subject to and bound by the terms of this Declaration without any action on their part.  Any Transfer made or purported to be made in violation of this Declaration shall be void and of no effect.  No assignee, purchaser or transferee of any Shares may be admitted as a substitute Shareholder except with the written consent of an officer of the Fund or the Investment Manager or its Affiliates to whom the Trustees have conferred authority to make Transfer decisions (a “Transfer Decision Person”), whose consent may be given or withheld their sole and absolute discretion.  To the extent any Shareholder, transferee or successor Shareholder is purported to have transferred any economic interest in the Fund in violation of this Declaration, the Fund shall not recognize such action and a Transfer Decision Person may terminate all or any part of the Shares of such Shareholder, transferee or successor Shareholder at no value or such value as such Transfer Decision Person determines in its sole and absolute discretion and the Shareholder, transferee or successor Shareholder will forfeit all or such portion of its Shares in connection with such termination as determined by such Transfer Decision Person in connection therewith.

With respect to a Repurchase Instrument or a Compulsory Repurchase Instrument, a Shareholder may not Transfer all or any portion of the Repurchase Instrument or Compulsory Repurchase Instrument to any person (collectively a “Repurchase Instrument Transfer”), except for a Repurchase Instrument Transfer that is effected solely by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of such Shareholder or otherwise or a Repurchase Instrument Transfer that is effected with the written consent of a Transfer Decision Person, which consent may be given or withheld in its sole and absolute discretion and any such permitted transferee shall become automatically subject to and bound by the terms of the Repurchase Instrument or Compulsory Repurchase Instrument, as the case may be, without any action on their part.

(b) Without limiting Article VIII, Section 8.1(a) hereof, the Fund shall not consent to a Transfer of all or a portion of a Shareholder’s Shares unless the person to whom such Shares are to be Transferred meets any investor eligibility requirements established by the Fund from time to time.  Any transferee that acquires Shares by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder or otherwise shall be entitled to the allocations and distributions allocable to Shares so acquired and to

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Transfer such Shares in accordance with the terms of this Declaration, but to the extent permitted by applicable law (including the 1940 Act) shall not be entitled to the other rights of a Shareholder unless and until such transferee becomes a substituted Shareholder.  If a Shareholder transfers its Shares with the approval of a Transfer Decision Person, the Fund shall promptly take all necessary actions so that the transferee is admitted to the Fund as a Shareholder.  Each Shareholder effecting a Transfer and its transferee agree to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with such Transfer.

(c) Each Shareholder shall indemnify and hold harmless all Transfer Decision Persons, the Fund, the Trustees, the Investment Manager, each other Shareholder and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Shareholder in violation of this Section and (ii) any misrepresentation by such Shareholder in connection with any such Transfer.

Section 8.2.  Repurchase of Shares.

(a) Except as otherwise provided in this Declaration, no Shareholder or other person holding Shares shall have the right to require the Fund to repurchase any Shares.  The Board of Trustees may, from time to time offer to repurchase Shares pursuant to written tender offers to Shareholders. There is no minimum amount of Shares that must be repurchased by the Fund in any repurchase offer. The Fund has no obligation to repurchase Shares at any time; any such repurchases will only be made at such times, in such amounts, and on such terms as may be determined by the Board of Trustees, in its sole discretion.  In determining whether to cause the Fund to offer to repurchase Shares pursuant to written tender offers, the Trustees may consider the recommendation of the Investment Manager and may also consider the following factors, among others:

(i)             whether any Shareholders have requested to tender Shares to the Fund and the apparent expectations of Shareholders;

(ii)            the liquidity of the Fund’s assets (including fees and costs associated with disposing of the Fund’s private equity investments and the anticipated price that will be received);

(iii)           the Investment Manager’s investment plans for the Fund;

(iv)           working capital and potential commitments of the Fund;

(v)            the amount of the written tender offers in relation to the size of the Fund;

(vi)           the history of the Fund in repurchasing Shares;

(vii)         the availability of information as to the value of the Fund’s Shares in the Fund’s private equity investments;

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(viii)       the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs; and

(ix)           any anticipated tax consequences to the Fund of any proposed repurchases of Shares.

The Fund will repurchase Shares from Shareholders pursuant to written tender offers only on terms and conditions that the Board of Trustees determines to be fair to the Fund and to all Shareholders.

(b) Any Trustee or the Investment Manager or any of its Affiliates may tender its, his or her Shares under this Section.

(c) The Trustees may cause the Fund to repurchase the Shares of a Shareholder or any person acquiring Shares from or through a Shareholder, and each Shareholder shall by acquiring such Shares be deemed to have affirmatively consented to such repurchase, in the event that the Trustees in their sole discretion determine that:

(i)            such Shares have been transferred in violation of Article VIII, Section 1 hereof, or such Shares have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder and the Trustees, in its sole discretion, did not approve the admission of a substitute Shareholder;

(ii)           ownership of such Shares by a Shareholder or other person is likely to cause the Fund to be in violation of, or require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(iii)          continued ownership of such Shares by a Shareholder may be harmful or injurious to the business or reputation of the Fund, the Trustees, the Investment Manager or any of their affiliates, or may subject the Fund, or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

(iv)          any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

(v)           ownership of Shares by the Shareholder would cause the Fund to be subject to additional regulatory or compliance requirements imposed by laws other than the Securities Act, the Exchange Act or the 1940 Act; or

(vi)          it would be in the best interests of the Fund for the Fund to repurchase the Shares or a portion of them, including without limitation in connection with the liquidation or termination of the Fund.

(d) Repurchases pursuant to Fund tender offers shall be effective as of the end of the Notice Date Period after receipt and acceptance by the Fund of all eligible written tenders of Shares from

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Shareholders and, unless otherwise determined by the Trustees from time to time, including as a result of changes in applicable law or the interpretation thereof, shall be subject to the following repurchase procedures:

(i)            Shareholders choosing to tender Shares for repurchase must do so within the applicable Notice Date Period.  Shares (or portions thereof) will be valued in accordance with the Fund’s valuation procedures as of the Repurchase Valuation Date;

(ii)           promptly after the Valuation Date, the Fund will give to each Shareholder whose Shares (or portion thereof) have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Shareholder to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Shares.

(iii)          The Promissory Note, will be non-interest bearing and non-transferable; and

(iv)          a Shareholder who is bound by the terms of the Repurchase Instrument (the “Payee”) shall retain all rights, with respect to its tendered Shares, to inspect the books and records of the Fund and to receive financial and other reports relating to the Fund until the payment date.  Except as otherwise provided in the preceding sentence or in the Repurchase Instrument, such Payee shall not be a Shareholder of the Fund and shall have no other rights (including, without limitation, any voting rights) under this Declaration.  For purposes of calculating the value of the repurchased Shares, the amount payable to the Payee will take into account and include all Fund income, gains, losses, deductions and expenses through the Repurchase Valuation Date.  If the Fund is liquidated or dissolved prior to the original Repurchase Valuation Date, the Repurchase Valuation Date shall become the date on which the Fund is liquidated or dissolved and the value of the repurchased Shares will be calculated in accordance with the foregoing sentence.  The Payment will be made within 75 days after the Valuation Date. The Fund reserves the right to withhold up to 10% of the Payment until after the completion of the annual audit of the Fund’s financial statements. The Trustees, in their sole discretion, may hold back any amount due in respect of the Repurchase Instrument and make payments in respect of the Repurchase Instrument in any number of installments as they may determine in their sole discretion; provided, however, that the full amount payable under the Repurchase Instrument shall be paid not later than promptly after the completion of the Fund’s annual audit for the Fiscal Year in which the repurchase was effected.  Any amount payable in respect of a Repurchase Instrument shall be subject to adjustment as a result of corrections to the Fund’s Net Asset Value as of the Repurchase Valuation Date.  The Repurchase Instrument may be prepaid, without premium, penalty or notice, at any time on or after the Repurchase Valuation Date.

Notwithstanding anything in the foregoing to the contrary, the Trustees, in their sole and absolute discretion, may pay all or any portion of the Repurchase Instrument in marketable Securities (or any combination of marketable Securities and cash).  The Trustees may from time to time amend the foregoing policies and procedures and establish such other policies and procedures in connection with the repurchase of Shares as it deems to be necessary or desirable and in the interests of the Fund and the Shareholders, including without limitation the imposition of fees for the repurchase of all or some Shares through tender offers.

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(e) In the event that the Trustees determine that the Fund should repurchase all or a portion of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, pursuant to Article VIII, Section 2(c) hereof, repurchases shall be subject to the following repurchase procedures unless otherwise determined by the Trustees from time to time:

(i)           Shares (or portions thereof) will be valued in accordance with the Fund’s valuation procedures as of the “Compulsory Repurchase Valuation Date” (which date, unless otherwise determined by the Trustees, shall be the last Business Day of the quarter in which the Fund intends to repurchase the Shares);

(ii)           promptly after the Trustees determine that the Fund should repurchase all or a portion of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, pursuant to Article VIII, Section 2(c) hereof, the Fund will give to such Person whose Shares (or portion thereof) have been called for repurchase (a “Compulsorily Repurchased Shareholder”) notice of the Fund’s intent to repurchase the Shares and the expected Compulsory Repurchase Valuation Date for such Shares;

(iii)          immediately after the Compulsorily Repurchased Shareholders have been given notice of the Fund’s intent to repurchase Shares, each Compulsorily Repurchased Shareholder will have the rights and be bound by the terms of a repurchase instrument (the “Compulsory Repurchase Instrument”), including the right to be paid an amount equal to the value, determined as of the Compulsory Repurchase Valuation Date and in accordance with Article VIII hereof, of the repurchased Shares.  For the avoidance of doubt, the Compulsory Repurchase Instrument is un-certificated and no Compulsorily Repurchased Shareholder shall receive a Compulsory Repurchase Instrument certificate, although each will be bound by its terms;

(iv)          the Compulsory Repurchase Instrument will be un-certificated, non-negotiable, non-interest bearing and non-transferable; and

(v)           a Shareholder who is a bound by the terms of a Compulsory Repurchase Instrument (the “Compulsory Repurchase Instrument Payee”) shall retain all rights, with respect to its tendered Shares, to inspect the books and records of the Fund and to receive financial and other reports relating to the Fund until the payment date.  Except as otherwise provided in the preceding sentence or in the Compulsory Repurchase Instrument, such Compulsory Repurchase Instrument Payee shall not be a Shareholder of the Fund and shall have no other rights (including, without limitation, any voting rights) under this Declaration.  For purposes of calculating the value of the repurchased Shares, the amount payable to the Compulsory Repurchase Instrument Payee will take into account and include all Fund income, gains, losses, deductions and expenses through the Compulsory Repurchase Valuation Date.  If the Fund is liquidated or dissolved prior to the original Compulsory Repurchase Valuation Date, the Compulsory Repurchase Valuation Date shall become the date which the Fund is liquidated or dissolved and the value of the repurchased Shares will be calculated in accordance with the foregoing sentence.  The payment in respect of the Compulsory Repurchase Instrument will be within 75 days of the Compulsory Repurchase Valuation Date.  The Trustees, in their sole discretion, may hold back any amount due in respect of the Compulsory Repurchase Instrument and make payments in respect of the Compulsory Repurchase Instrument in any number of

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installments as it may determine in their sole discretion; provided, however, that the full amount payable under the Compulsory Repurchase Instrument shall be paid not later than promptly after the completion of the Fund’s annual audit for the Fiscal Year in which the compulsory repurchase was effected.

Notwithstanding anything in the foregoing to the contrary, the Trustees, in their sole and absolute discretion, may pay all or any portion of the Compulsory Repurchase Instrument in marketable Securities (or any combination of marketable Securities and cash).

ARTICLE IX

Miscellaneous

Section 9.1.  Liability of Third Persons Dealing with Trustees.  No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Fund or upon its order.

Section 9.2.  Termination of Fund or Series.  Unless terminated or liquidated as provided herein, the Fund shall continue without limitation of time.  The Fund, and any Class or Series, may be terminated or liquidated by the Trustees without any action by the Shareholders upon written notice to the affected Shareholders.

Upon termination of the Fund (or any Class or Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to the Fund (or such Class or Series, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees and in accordance with applicable law, the Fund shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held severally, with respect to such Class and Series, to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds held with respect to such Class and Series to the Shareholders of that Class or Series, ratably according to the number of Shares of that Class or Series held by the several Shareholders on the date of termination.

Section 9.3.  Merger, Consolidation, Sale of Assets.  The Trustees may cause (i) the Fund or one or more of its Classes or Series to be merged into or consolidated with another business trust or any other business entity (or class or series thereof), (ii) the Shares of the Fund or any Class or Series to be converted into beneficial interests in another business trust (or class or series thereof) created pursuant to this Declaration of Trust, (iii) the Shares to be exchanged under or pursuant to any state or federal statute, or (iv) the sale, lease, exchange, transfer, pledge or other disposition of all or any of the assets of the Fund or any Class or Series in their sole discretion and without Shareholder approval except as required by Article IX of this Declaration of Trust.

Section 9.4.  Amendments.  This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the Trustees and, if required by Section 5.1 or deemed appropriate by the Trustees under Section 3.5, by approval of such amendment by Shareholders in accordance with Section 5.3 hereof.  Any such restatement and/or

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amendment hereto shall be effective immediately upon execution and approval.  The Certificate of Trust of the Fund may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

Nothing contained in this Declaration of Trust shall permit the amendment of this Declaration of Trust to impair the exemption from personal liability of the Shareholders, Trustees, officers, or employees of the Fund or to permit any additional assessments upon Shareholders.

Section 9.5.  Filing of Copies, References, Headings.  The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Fund where it may be inspected by any Shareholder.  Anyone dealing with the Fund may rely on a certificate by an officer of the Fund as to whether any such restatements and/or amendments have been made and as to any matters in connection with the Fund hereunder and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Fund to be a copy of this instrument or of any such restatements and/or amendments.  In this instrument and in any such restatements and/or amendments, references to this instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument.  Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.  This instrument may be executed in any number of counterparts each of which shall deemed an original.

Section 9.6.  Applicable Law.  This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Statutory Trust Act, as amended from time to time (the “Act”).  The Fund shall be a Delaware statutory trust pursuant to such Act, and without limiting the provisions hereof, the Fund may exercise all powers which are ordinarily exercised by such a statutory trust.

Section 9.7.  Provisions in Conflict with Law or Regulations.  The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute) or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

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Section 9.8.  Statutory Trust Only.  It is the intention of the Trustees to create a statutory trust pursuant to the Act, and thereby to create only the relationship of Trustee and beneficial owners within the meaning of the Act between the Trustees and each Shareholder.  It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Act.  Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 9.9.  Derivative Claims.  No person, other than a Trustee, who is not a Shareholder of a particular Series or Class shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund with respect to such Series or Class.  No Shareholder of a Series or a Class may maintain a derivative action on behalf of the Fund with respect to such Series or Class unless holders of at least ten percent (10%) of the outstanding Shares of such Series or Class join in the bringing of such action.  In addition to the requirements set forth in Section 3816 of the Act, a Shareholder may bring a derivative action on behalf of the Fund with respect to a Series or Class only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Fund or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Fund; and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Trustees determine not to bring such action.  For purposes of this Section 9.9, the Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

Section 9.10. Notices and Writings. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Fund.

Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the Bylaws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Act), including via the internet, or in any other manner permitted by applicable law.

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IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Fund, have executed this instrument as of the 13th day of February, 2015.  This instrument may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

/s/ Richard D’Amore
Richard D’Amore, as Trustee

/s/ Anthony Bowe
Anthony Bowe, as Trustee

/s/ Edwin A. Goodman
Edwin A. Goodman, as Trustee

/s/ Michael D. Granoff
Michael D. Granoff, as Trustee

/s/ Michael J. Roland
Michael J. Roland, as Trustee

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